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                                                                    EXHIBIT j(2)



                               CONSENT OF COUNSEL

                                 AIM FUNDS GROUP



                  We hereby consent to the use of our name and to the reference to our firm under the caption "Investment Advisory and Other Services - Other Service Providers - Counsel to the Trust" in the Statement of Additional Information for the retail classes of the twelve series portfolios of AIM Funds Group and the Statement of Additional Information for the institutional class of two of the twelve series portfolios of AIM Funds Group, both of which are included in Post-Effective Amendment No. 93 to the Registration Statement under the Securities Act of 1933, as amended (No. 2-27334), and Amendment No. 93 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-1540), on Form N-1A of AIM Funds Group.





                                      /s/ BALLARD SPAHR ANDREWS & INGERSOLL, LLP
                                      ------------------------------------------
                                      Ballard Spahr Andrews & Ingersoll, LLP


Philadelphia, Pennsylvania
April 23, 2003